UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 22, 2013

(Date of Report: Date of earliest event reported)

Middlefield Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio

(State or other jurisdiction of incorporation)

000-32561

(Commission File Number)

34-1585111

(I.R.S. Employer Identification Number)

15985 East High Street

Middlefield, Ohio 44062

(Address of principal executive offices, including zip code)

(440) 632-1666

(Registrant’s telephone number, including area code)

(not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 22, 2013, the Board of Directors (the “Board”) of Middlefield Banc Corp. (the “Company”) appointed Joseph J. Thomas to the Board, effective February 22, 2013, to serve until the Company’s next annual meeting, and until a successor is elected and qualified or until his earlier resignation or removal. Mr. Thomas will also serve as a member of the Executive Committee of the Board.

Mr. Thomas is the Managing Director of Hovde Private Equity Advisors LLC. He also serves as Chairman of the Board of Directors of Jefferson Bancorp, Inc. and as a director of both FirstAtlantic Financial Holdings, Inc. and Kinloch Holdings, Inc.

As a non-employee Director, Mr. Thomas will receive compensation in the same manner as the Company’s other non-employee Directors, which compensation the Company previously disclosed in its Proxy Statement for the Company’s 2012 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 9, 2012.

Mr. Thomas has been appointed as a Director of the Company pursuant to the terms of the April 17, 2012 Fifth Amendment to a Stock Purchase Agreement dated August 15, 2011, and under the terms of the April 17, 2013 Amended and Restated Purchaser’s Rights and Voting Agreement. The Fifth Amendment of the Stock Purchase Agreement is Exhibit 10.26.6 to the Company’s Form 8-K Current Report filed with the SEC on April 23, 2012, and the Amended and Restated Purchaser’s Rights and Voting Agreement is Exhibit 10.28 to that Form 8-K Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEFIELD BANC CORP.

Date: February 28, 2013	/s/ James R. Heslop, II,
Executive Vice President and COO